Exhibit 21

                      SUBSIDIARIES OF GRUBB & ELLIS COMPANY
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     Subsidiaries                                                               State of Incorporation
     ------------                                                               ----------------------
1.       Aequus Property Management Company                                             Texas
2.       Collective Services, Inc.                                                      Pennsylvania
3.       Grubb & Ellis Affiliates, Inc.                                                 Delaware
4.       Grubb & Ellis Asset Services Company                                           Delaware
5.       Grubb & Ellis Europe, Inc.                                                     California
6.       Grubb & Ellis Institutional Properties, Inc.                                   California
7.       Grubb & Ellis Management Services, Inc.                                        Delaware
         SUBSIDIARIES OF GRUBB & ELLIS MANAGEMENT SERVICES, INC.:
         a. Grubb & Ellis Management Services of Michigan,                              Michigan
            Inc. ("GEMS of Michigan")
         b. Grubb & Ellis Management Services of Canada, Inc.                           Canada
         c. GEMS Mexicana, S. DE R.L. DE C.V. (98% owned                                Mexico
            by GEMS, 2% owned by GEMS of Michigan, Inc.)
         d. Crane Realty & Management Co.                                               California
            SUBSIDIARIES OF CRANE REALTY & MANAGEMENT CO.:
            1. Crane Realty Services, Inc.                                              California
8.       Grubb & Ellis Mortgage Group, Inc.                                             California
9.       Grubb & Ellis Mortgage Services, Inc.                                          California
10.      Grubb & Ellis New York, Inc.                                                   New York
11.      Grubb & Ellis of Michigan, Inc.                                                Michigan
12.      Grubb & Ellis of Nevada, Inc.                                                  Nevada
13.      Grubb & Ellis of Oregon, Inc.                                                  Washington
14.      Grubb & Ellis Realty Advisers, Inc.                                            California
15.      Grubb & Ellis Consulting Services Company                                      Florida
         SUBSIDIARIES OF GRUBB & ELLIS CONSULTING SERVICES COMPANY:
         a.  Landauer Hospitality International, Inc.                                   Delaware
         b.  Landauer Securities, Inc.                                                  Massachusetts
16.      Grubb & Ellis Southeast Partners, Inc.                                         California
17.      HSM Inc.:                                                                      Texas
         SUBSIDIARIES OF HSM INC.:
         a.  Henry S. Miller Financial Corporation                                      Texas
         b.  HSM Condominium Corporation                                                Texas
         c.  HSM Real Estate Services Corporation                                       Texas
         d.  Miller Capital Corporation                                                 Texas
         e.  Miller Real Estate Services Corporation                                    Texas
18.      Leggat McCall/Grubb & Ellis, Inc.                                              Massachusetts
19.      Montclair Insurance Company, Ltd.                                              Bermuda
20.      The Schuck Commercial Brokerage Company                                        Colorado
21.      White Commercial Real Estate                                                   California
22.      Wm. A. White/Grubb & Ellis, Inc.                                               New York
23.      Wm. A White/Tishman East Inc.                                                  New York
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